UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2014

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

Innodata Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

In the Company’s report on Form 10Q for the nine months ended September 30, 2013 the Company reported that it had a $15 million line of credit under which the Company could borrow up to a total amount equal to 80% of eligible accounts receivable, and that the line is to expire in June 2014. The line is an uncommitted line with JP Morgan Chase Bank N.A. (“Chase”) and borrowings are subject to the discretion of Chase. The terms of the line are set out in an Advised Line of Credit Note dated June 25, 2012 (the “Note”), a Note Modification Agreement with Chase dated June 27, 2013, and a letter from Chase dated June 27, 2013. Any borrowings are to take the form of advances under the Note (“Advances”), will bear interest at Chase’s alternate base rate plus 0.5% or LIBOR plus 2.5%, and will be secured under the terms of a continuing security agreement dated May 22, 2008.

The Company has never made any borrowings under the Note.

By letter to the Company dated February 7, 2014 Chase advised that it did not intend to make any Advances or extensions of credit or other financial accommodations under the Note, and that it would not consider permitting Advances in the future unless and until it has received from the Company designated financial and business information, all in form and substance satisfactory to Chase. Chase also confirmed that the terms and conditions of the Note and the other Loan Documents (as defined) remain in full force and effect.

The foregoing information is qualified in its entirety by reference to the full texts of the relevant documents, copies of which are filed as exhibits to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

99.1	Advised Line of Credit Note dated June 25, 2012 in favor of Chase

99.2	Note Modification Agreement dated June 27, 2013 between the Company and Chase

99.3	Continuing Security Agreement dated May 22, 2008 between the Company and Chase

99.4	Letter dated June 27, 2013 from Chase to the Company

99.5	Letter dated February 7, 2014 from Chase to the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: February 12, 2014	By: /s/ O’Neil Nalavadi

O’Neil Nalavadi
Senior Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Advised Line of Credit Note dated June 25, 2012 in favor of Chase

99.2	Note Modification Agreement dated June 27, 2013 between the Company and Chase

99.3	Continuing Security Agreement dated May 22, 2008 between the Company and Chase

99.4	Letter dated June 27, 2013 from Chase to the Company

99.5	Letter dated February 7, 2014 from Chase to the Company